EXHIBIT (J) UNDER N-1A

                                                   EXHIBIT 23 UNDER 601/REG SK

INDEPENDENT AUDITORS' CONSENT

To the Board of Trustees and Shareholders of FEDERATED TAX-FREE TRUST:

     We consent to the use in Post-Effective Amendment No. 42 to Registration Statement 2-63343 of Federated Tax-Free Trust of our report dated January 15, 1999 appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Financial Highlights" in such Prospectus.

/s/Deloitte & Touche LLP

Boston, Massachusetts
January 28, 1999